Exhibit 107

CALCULATION OF REGISTRATION FEE

Newly Registered and Carry Forward Securities
Security Type	Title Of Each Class Of Securities To Be Registered	Fee Calculation or Carry Forward Rule	Proposed Maximum Aggregate Offering Price (1)		Amount Of Registration Fee
Equity	Common Units consisting of:	Rule 457(o)	$5,936,875	(2)(4)(5)	$876.29
Equity	1) Class A Common Stock, $0.0001 par value per share	-	-	(3)	-
Equity	2) Warrants to purchase Class A common stock (6)	-	-	(3)	-
Equity	Pre-funded Units:	Rule 457(i)	-	(5)(7)	-
Equity	1) Pre-funded Warrants to purchase Class A common stock (8)	-	-	(9)	-
Equity	2) Warrants to purchase Class A common stock (6)	-	-	(9)	-
Equity	Class A common stock underlying the Pre-funded Warrants included in the Pre-funded Units	-	-		-
Equity	Class A common stock underlying the Warrants included in the Common Units and the Pre-funded Units	Rule 457(o)	$5,936,875	(2)	$876.29
Equity	Underwriter Warrants to purchase Class A common stock (10)	Rule 457(g)	-		-
Equity	Class A common stock underlying Underwriter Warrants	Rule 457(g)	$154,875	(2)(11)	$22.86
	Total Offering Amounts and Fees		$12,028,625		$1,775.44	(12)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of all of the securities to be registered.

(3)	No separate fee is required pursuant to Rule 457(i) under the Securities Act.
(4)

Includes (i) shares of Class A common stock and Pre-funded Warrants representing 15% of the number of shares of Class A common stock and/or Pre-funded Warrants offered and/or (ii) Warrants representing 15% of the number of Warrants offered to the public that the underwriters have the option to purchase to cover over-allotments, if any.

(5)

The proposed maximum aggregate offering price of Common Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-funded Units offered and sold in the offering, and the proposed maximum aggregate offering price of the Pre-funded Units to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Units sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Units and Pre-funded Units (including the shares of Class A common stock issuable upon exercise of the Pre-funded Warrants included in the Pre-funded Units), if any, is $5,936,875.

(6)	The Warrants are exercisable at a price per share equal to 100% of the Common Unit offering price.
(7)

Includes Pre-funded Warrants and/or Warrants representing 15% of the number of Pre-funded Warrants and Warrants included in the Pre-funded Units offered to the public that the underwriters have the option to purchase to cover over-allotments, if any.

(8)	The Pre-funded Warrants are exercisable at an exercise price of $0.001 per Pre-funded Warrant.
(9)	Included in the price of the Pre-funded Units. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(10)	No fee required pursuant to Rule 457(g) under the Securities Act.
(11)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue to the Underwriter warrants to purchase the number of shares of our Class A common stock (the “Underwriter Warrants”) in the aggregate equal to 3% of the shares of our Class A common stock to be issued and sold in this offering (excluding shares issuable upon exercise of any Warrants). The Underwriter Warrants are exercisable for a price per share equal to 100% of the public offering price per Common Unit. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), the proposed maximum aggregate offering price of the Underwriter Warrants is $154,875, which is equal to 37,500 (3% of the 1,250,000 Common Units) multiplied by $4.13 (100% of the offering price per Common Unit).

(12)	$4,884.14 was previously paid.